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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  August 11, 1997


                            GROUP LONG DISTANCE, INC.
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               (Exact Name of Registrant as Specified in Charter)


           Florida                      0-21913                   65-0213198
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(State or Other Jurisdiction      (Commission File No.)       (I.R.S. Employer
     of Incorporation)                                       Identification No.)


   1451 West Cypress Road, Suite 200,
           Fort Lauderdale, FL                                       33309
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(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code:  (954) 771-9696


                                      N/A
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition or Disposition of Assets.

     On August 11, 1997, Group Long Distance, Inc. (the "Company") acquired all the issued and outstanding capital stock of Eastern Telecommunications Incorporated ("ETI"), a New York-based long-distance reseller, from the selling shareholders of ETI, Avrohom Oustatcher and Menachem Goldstone. The purchase price aggregated $8.313 million and consisted of two $3.5 million notes (the "ETI Notes") and the assumption of $1.2 million of certain ETI's liabilities and the payment of closing costs in the amount of $113,000. ETI's assets consist of two warrants to purchase 1,347,000 shares of the common stock of Tel-Save Holdings, Inc. ("Tel-Save")(the "ETI Tel-Save Warrants"), a customer base of 7,000 customers and receivables. A substantial portion of ETI's revenues are derived through Tel-Save. On August 11, 1997 the Company exercised one of the ETI Tel-Save Warrants to purchase 600,000 common stock shares of Tel-Save.

     The ETI Notes bear interest at 10% per annum payable monthly and are due on August 11, 1998, although the net proceeds from the sale of the securities underlying the ETI Tel-Save Warrants shall be used to prepay the principal of the ETI Notes. Upon the event of default, interest under the ETI Notes increases to 21% per annum until the default is cured. The ETI Notes also provide penalty payment of $500,000 for failure to make timely payments of principal and interest when due after giving effect to certain grace periods should such uncured default occur prior to August 11, 1998 and $1,000,000 should such uncured default occur on or after August 8, 1998. Events of default under the ETI Notes include failure to make payments when due, modification or disposition of assets pledged as collateral (described below), bankruptcy and material misrepresentation in the ETI Notes or any related security agreement.

     Under the terms of the ETI stock purchase agreement (the "ETI Agreement"), the ETI Tel-Save Warrants have been pledged to guarantee the Company's obligations under the ETI Notes. In addition, all other assets of ETI have been pledged as collateral and the Company has pledged a subordinated interest in all its assets as collateral.

     The ETI Agreement also provides that the Company will indemnify the selling shareholders for a period of 5 years the date of sale from and against any and all losses up to $3.5 million arising from the transaction and releases the selling shareholders from certain liabilities to ETI. The indemnification excludes any tax liability the selling shareholders may incur in connection with the transaction.

     Of the $8.313 million acquisition cost of ETI, $7.713 million has been allocated to the ETI Tel-Save Warrants and the balance of $600,000 has been allocated to the customer base. No value was assigned to the receivables purchased due to the uncertainty surrounding their collectibility.

     The ETI acquisition was reported as a subsequent event in the Company's Form 10-KSB for the fiscal year ended April 30, 1997 as filed with the Securities and Exchange Commission on August 13, 1997.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired

     Information required by this paragraph shall be filed by an amendment to this report on or before October 27, 1997.

(b)  Pro Forma Financial Information

     Information required by this paragraph shall be filed by an amendment to this report on or before October 27, 1997.

(c)  Exhibits

     10.30 Stock Purchase Agreement, dated as of August 11, 1997, by and among the selling shareholders of Eastern Telecommunications Incorporated and the Company, together with all exhibits thereto (incorporated herein by reference to Exhibit 10.30 to the Company's Form 10-KSB for the year ended April 30, 1997).


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     GROUP LONG DISTANCE, INC.



Date: August 22, 1997                By:  /s/ Gerald M. Dunne, Jr.
                                          ------------------------
                                          Gerald M. Dunne, Jr.
                                          Chief Executive Officer and President





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